EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-69340) pertaining to the 2000 Non-Employee Directors' Stock Plan and Compensatory Plan with Oscar Otero of Puradyn Filter Technologies Incorporated and the Registration Statement (Form S-8 No. 333-47312) pertaining to the 1999 Stock Option Plan of Puradyn Filter Technologies Incorporated, as amended, of our report dated February 24, 2004, except for the matters discussed in the last paragraph of Note 11 and the third paragraph of Note 12, as to which the date is March 12, 2004, with respect to the consolidated financial statements for the year ended December 31, 2003 of Puradyn Filter Technologies Incorporated included in the Annual Report (Form 10-KSB) for the year ended December 31, 2004.

/s/Ernst & Young LLP
Certified Public Accountants

West Palm Beach, Florida
April 13, 2005




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                          CONSENT OF DASZKAL BOLTON LLP


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 2000 Non-Employee Directors' Stock Plan and Compensatory Plan with Oscar Otero of Puradyn Filter Technologies Incorporated and to the incorporation by reference therein of our report dated March 16, 2005, with respect to the consolidated financial statements of Puradyn Filter Technologies Incorporated included in its Annual Report (Form 10-KSB), for the year ended December 31, 2004, filed with the Securities and Exchange Commission.





Daszkal Bolton LLP
Certified Public Accountants
Boca Raton, Florida
April 15, 2005